                      ROBERTSON STEPHENS GLOBAL VALUE FUND

                                DISTRIBUTION PLAN


     This Distribution Plan (the "Plan") is adopted in accordance with Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"), by ROBERTSON STEPHENS INVESTMENT TRUST, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), with respect to the shares offered by its series of shares designated as ROBERTSON STEPHENS GLOBAL VALUE FUND (the "Fund").

     1. ANNUAL FEE. The Trust will pay to Robertson, Stephens & Company LLC ("RS&Co."), as the distributor of the Fund's shares, an annual fee for RS&Co.'s services in such capacity including its expenses in connection with the promotion and distribution of the Fund's shares (collectively, "Distribution Expenses"). The annual fee paid to RS&Co. under the Plan will be calculated daily and paid monthly by the Fund on the first day of each month at an annual rate of 0.25% of the Fund's average daily net assets.

     2. DISTRIBUTION EXPENSES IN EXCESS OF OR LESS THAN AMOUNT OF FEE. All Distribution Expenses of RS&Co. in excess of its compensation hereunder shall be borne by RS&Co. The fees paid by the Trust on behalf of the Fund shall not be refundable in the event that in any given year the fees are greater than RS&Co.'s Distribution Expenses for that year.

     3. EXPENSES COVERED BY THE PLAN. The fee paid to RS&Co. under Section 1 of the Plan may be used by RS&Co. to pay for any expenses primarily intended to result in the sale of the Fund's shares, including, but not limited to: (a) costs of payments, including incentive compensation, made to the partners and employees of, agents for and consultants to RS&Co. or any other broker-dealers that engage in the distribution of the Fund's shares; (b) payments made to, and expenses of, persons who provide support services in connection with the distribution of the Fund's shares, including, but not limited to, personnel of RS&Co., office space and equipment, telephone facilities, answering routine inquiries regarding the Fund, processing shareholder transactions and providing any other shareholder services not otherwise provided by the Trust's transfer agency; (c) all payments made pursuant to the form of Distribution and Service Agreement attached hereto as an Exhibit; (d) costs relating to the formulation and implementation of marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (e) costs of printing and distributing prospectuses, statements of additional information and reports of the Fund to prospective shareholders of the Fund; (f) costs involved in preparing, printing and distributing sales literature pertaining to the Fund; and (g) costs involved in obtaining whatever information, analyses and reports with respect to marketing and promotional activities that the Trust may, from time to time, deem advisable. Such expenses shall be deemed incurred whether paid directly by RS&Co. or by a third party to the extent reimbursed therefor by RS&Co.



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     4.  PROPHYLACTIC PROVISIONS.  No additional payments are to be made by the
Trust with respect to the Fund as a result of the Plan other than (a) the compensation the Fund is otherwise obligated to pay to Robertson Stephens Investment Management, Inc. (the "Adviser") pursuant to the Investment Advisory Agreement as in effect at any time, (b) payments pursuant to Section 1 of the Plan, and (c) payments made by the Fund in the ordinary course of its business. To the extent any payments by the Fund under Subparagraph (b) above, or to or by the Adviser, RS&Co. or other parties on behalf of the Fund, the Adviser or RS&Co. are deemed to be payments for the financing of any activity primarily intended to result in the sale of shares of the Fund within the context of the Rule, then such payments shall be deemed to have been made pursuant to the Plan, except that the limitation set forth in the first sentence of Section 2 of the Plan shall not apply. The costs and activities, the payment of which are intended to be within the scope of the Plan pursuant to this Section, shall include, but not necessarily be limited to, the following:

          (i) the costs of preparing, printing, and mailing all required reports and notices to existing shareholders;

          (ii) the costs of preparing, printing, and mailing or other dissemination of all prospectuses and statements of additional information;

          (iii) the costs of preparing, printing and mailing any proxy statements, proxies and related solicitation materials;

          (iv) all legal and accounting fees relating to the preparation of any such reports, prospectuses, proxies, proxy statements and related solicitation materials;

          (v) all fees and expenses relating to the qualification of the Trust and/or Fund and/or its shares under the securities or "Blue Sky" laws of any jurisdiction;

          (vi) all fees under the Securities Act of 1933 and the Act, including fees in connection with any application for exemption relating to or directed toward the sale of the Fund's shares;

          (vii) all fees and assessments of the Investment Company Institute and other trade or any successor organizations, irrespective of whether some of its activities are designed to provide sales assistance;

          (viii) all costs of preparing and mailing confirmations of shares sold or redeemed, and reports of share balances;

          (ix) all costs of responding to telephone or mail inquiries of investors or prospective investors; and


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          (x)  payments to dealers, financial institutions, advisers, or other firms, any one of whom may receive monies (in addition to any amounts paid pursuant to the Exhibit hereto) in respect to the Fund's shares owned by shareholders for whom such firm is the dealer of record or holder of record in any capacity, or with whom such firm has a servicing, agency, or distribution relationship. Servicing may include, among other things: (A) answering client inquiries regarding the Fund; (B) assisting clients in changing account designations and addresses; (C) performing subaccounting;
     (D) establishing and maintaining shareholder accounts and records; (E) processing purchase and redemption transactions; (F) providing periodic statements showing a client's account balance and integrating such statements with those of other transactions and balances in the client's other accounts serviced by such firm; (G) arranging for bank wire transfers; and (H) such other services as the Fund may require.

     5. WRITTEN REPORTS. RS&Co. shall furnish to the Board of Trustees of the Trust, for their review, on a quarterly basis, a written report of the monies paid to it under the Plan and the purposes for which such monies were expended, and shall furnish the Board of Trustees of the Trust with such other information as the Board of Trustees may reasonably request in connection with the payments made under the Plan in order to enable the Board of Trustees to make an informed determination of whether the Plan should be continued.

     6. TERMINATION. The Plan may be terminated at any time, without penalty, by vote of a majority of the outstanding voting securities of the Fund or by a majority of the Trustees who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the "Qualified Trustees"), and any Distribution and Service Agreement under the Plan may be likewise terminated, on not more than sixty (60) days prior written notice.

     7. AMENDMENTS. The Plan and any Distribution and Service Agreement may not be amended to increase materially the amount to be spent for distribution and servicing of Fund shares pursuant to Section 1 hereof without approval by a majority of the outstanding voting securities of the Fund. All material amendments to the Plan and any Distribution and Service Agreement entered into with third parties shall also be approved in the manner described in Section 10, below.

     8. SELECTION OF NON-INTERESTED TRUSTEES. So long as the Plan is in effect, the selection and nomination of the Trust's non-interested Trustees shall be committed to the discretion of such non-interested Trustees.

     9. RELATIONSHIP TO AGREEMENT AND DECLARATION OF TRUST. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Plan is executed on behalf of the Trustees of the Trust as Trustees, and not individually, and that the Trust's obligations arising out of this Plan are not binding upon the Trustees or holders of the Trust's shares individually but are binding only upon the assets and property of the Fund.


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     10.  EFFECTIVE DATE OF PLAN.  The Plan shall take effect on February __,
1997, and, unless sooner terminated, shall continue in effect for a period of more than one year after it takes effect only so long as such continuance is specifically approved at least annually by votes of the majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the Act or the rules and regulations thereunder) of both (i) the Trustees of the Trust, and (ii) the Qualified Trustees, cast in person at a meeting called for the purpose of voting on this Plan.

     11. PRESERVATION OF MATERIALS. The Trust will preserve copies of the Plan, any agreements relating to the Plan and any report made pursuant to
Section 5 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

     12. MEANINGS OF CERTAIN TERMS. As used in the Plan, the terms "interested person," "majority of the outstanding voting securities" and "assignment" will be deemed to have the same meaning that those terms have under the Act and the rules and regulations under the Act, subject to any exemption that may be granted to the Trust under the Act by the Securities and Exchange Commission, and provided that "majority of the outstanding voting securities" shall refer only to securities to which this Plan relates.


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

     This Plan and the terms and provisions hereof are hereby accepted and agreed to by the Trust, on behalf of the Fund, and RS&Co., as evidenced by their execution hereof, as of this __th day of February, 1997.

                              ROBERTSON STEPHENS
                              INVESTMENT TRUST



                              By:
                                  -------------------------
                                    G. Randy Hecht,
                                    President



                              ROBERTSON, STEPHENS & COMPANY LLC

                              By:  Robertson, Stephens & Company,
                                   Inc., General Partner



                              By:
                                  -------------------------
                                    G. Randy Hecht,
                                    Chief Operating Officer


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

                                     EXHIBIT


                      ROBERTSON STEPHENS GLOBAL VALUE FUND

                       Distribution and Service Agreement


__________________________

__________________________

__________________________

__________________________

Gentlemen:

     This Distribution and Service Agreement has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"), by ROBERTSON STEPHENS INVESTMENT TRUST, a Massachusetts business trust (the "Trust"), on behalf of its series of shares designated as ROBERTSON STEPHENS GLOBAL VALUE FUND (the "Fund"), as part of a plan pursuant to said Rule (the "Plan"). The Plan has been approved by a majority of the Trustees who are not interested persons of the Trust or the Fund and who have no direct or indirect financial interest in the operation of the Plan (the "non-interested Trustees"), cast in person at a meeting called for the purpose of voting on such Plan. Such approval included a determination that in the exercise of the reasonable business judgment of the Board of Trustees and in light of the Trustees' fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders. The Plan has also been approved by a vote of at least a majority of the outstanding voting securities of the Fund, as defined in the Act and limited to the securities covered by the Plan..

     1. To the extent you provide distribution, marketing or administrative services, including, but not limited to, furnishing services and assistance to your customers who own Fund shares, answering routine inquiries regarding the Fund, or assisting in changing account designations and addresses, we shall pay you a monthly fee based on the average net asset value during any month of Fund shares which are attributable to customers of your firm, at the rate set forth on the Schedule attached hereto and made a part of this Agreement (the "Schedule"); PROVIDED, HOWEVER, that you acknowledge by your execution hereof that all payments by the Fund to us under the Plan shall be paid in accordance with Article III, Section 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc., as such Section may change from time to time ("Section 26"), including, without limitation, the limitations set forth in
Section 26 on the maximum asset-based sales charges (as defined in Section 26) payable with respect to such shares. Accordingly, it is agreed that to the extent


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

the fees payable to us under the Plan with respect to the Fund are reduced or prohibited by the operation of Section 26, our payments to you hereunder will likewise be reduced or will cease, and you agree that we shall be obligated to pay you a fee hereunder only if and to the extent we actually receive a fee from the Fund pursuant to the Plan.

     2. In no event may the aggregate annual fee paid to you pursuant to the Schedule attached hereto exceed _______ [such amount to be negotiable by RS&Co. but not to exceed 0.75%] percent of the value of the Fund's net assets attributable to shares held in your customers' accounts which are eligible for payment pursuant to this Agreement (determined in the same manner as the Fund uses to compute its net assets as set forth in its then effective Prospectus), without approval by a majority of the outstanding shares of the Fund.

     3. You shall furnish us and the Fund with such information as shall reasonably be requested by the Trust's Board of Trustees with respect to the fees paid to you pursuant to the Schedule.

     4. We shall furnish to the Board of Trustees of the Trust, for their review, on a quarterly basis, a written report of the amounts expended under the Plan by us with respect to the Fund and the purposes for which such expenditures were made.

     5. This Agreement may be terminated by us or by you, by the vote of a majority of the non-interested Trustees, or by a vote of a majority of the outstanding shares of the Fund, on sixty (60) days' prior written notice, all without payment of any penalty. It shall also be terminated automatically by any act that terminates the Fund's Distribution Plan with Robertson, Stephens & Company LLC, and in the event of its assignment.

     6. The provisions of the Plan between the Trust and us, insofar as they relate to you, are incorporated herein by reference.

     This Agreement shall take effect on the date hereof.

                                   ROBERTSON, STEPHENS & COMPANY LLC



                                  By:
                                      ------------------------------------
                                      Authorized Officer

Agreed and Accepted:


---------------------------
(Name)
By:
    -----------------------
    (Authorized Officer)


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

                      ROBERTSON STEPHENS GLOBAL VALUE FUND

                             ______________________

                 SCHEDULE TO DISTRIBUTION AND SERVICE AGREEMENT
                   BETWEEN ROBERTSON, STEPHENS & COMPANY LLC

                                       AND

                             ______________________
                                     (NAME)


     Pursuant to the provisions of the Distribution and Service Agreement between the above parties with respect to ROBERTSON STEPHENS GLOBAL VALUE FUND (the "Fund"), Robertson, Stephens & Company LLC shall pay a monthly fee to the above-named party based on the average net asset value of Fund shares during the previous calendar month the sales of which are attributable to the above-named party, as follows:


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